Exhibit 10.1

Dated the 15th day of July, 2019

AGREEMENT FOR SALE AND PURCHASE

CHIU & PARTNERS
SOLICITORS
40th Floor
Jardine House
1 Connaught Place
Tel No.: 2111-3200
Fax No.: 2111-3299

Ref. No.: LC/CSC/CSL/TON/LTL/TLL/190210

Formal-SP (Ford Glory Plaza)

THIS AGREEMENT is made on 15 July 2019

BETWEEN :

(1)	The vendor whose brief particulars are set out in Part I of Schedule I (the “Vendor”); and

(2)	The purchaser whose brief particulars are set out in Part II of Schedule 1 (the “Purchaser”).

IT IS AGREED as follows:

1.	DEFINITION AND INTERPRETATION

1.1	In this Agreement, including the recitals (if any) and the Schedules, unless the context requires otherwise, the following expressions have the following meanings:

“Building”	the building(s) or estate of which the Property forms part

“Business Day”	any day of the week when licensed banks in Hong Kong are open for business in Hong Kong, but excluding the following:
(a) Saturdays and Sundays;
(b) public holidays; and
(c) gale warning days or black rainstorm warning days as defined in Section 71(2) of the Interpretation and General Clauses Ordinance (Cap. 1 of the Laws of Hong Kong) and published in the Gazette.

“Completion”	completion of the sale and purchase of the Property in accordance with the terms of this Agreement

“Completion Date”	the date on which completion of this Agreement is to take place and is specified in Part II of Schedule 3, or such other date as may be agreed in writing by the parties

“Conditions Precedent”	the conditions to Completion set out in Clause 4.1

“CPO Ordinance”	the Conveyancing and Property Ordinance (Cap.219 of the Laws of Hong Kong)

“Deed of Mutual	the deed of mutual covenant or deed of mutual

Covenant”	covenant and management agreement or document of similar nature, which regulates the rights, interests and obligations of all the co-owners of the Building and where applicable, the management of the Building, and is registered in the Land Registry against the Property

“Deposit”	the amount specified in Part I of Schedule 3 paid or to be paid by the Purchaser as deposit

“Government”	the Government of Hong Kong

“Government Authorities”	the Government, any governmental, semi-governmental, administrative, or judicial body, department, commission, authority, tribunal, agency or entity in Hong Kong, and any person authorised by Laws to give consent, approval, permission, licence, certification, waiver or impose conditions and/or requirements;

“Government Lease”	the Government lease within the meaning of section 3 of the Interpretation and General Clauses Ordinance (Cap.1 of the Laws of Hong Kong) under which the Property is now held from the Government

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China

“Hong Kong dollars” or	Hong Kong dollars, the lawful currency of Hong Kong “HK$”

“Jerash Holdings”	Jerash Holdings (US) Inc., a company incorporated in the State of Delaware of the United States of America and with its common stock listed on the Nasdaq and the direct holding company of the Purchaser

“Land Registry”	the Land Registry of Hong Kong

“Laws”	any laws, ordinances, bye-laws, rules and regulations of Hong Kong (including without limitation, the Buildings Ordinance (Cap.123 of the Laws of Hong Kong), the Dangerous Goods Ordnance (Cap. 296 of the Laws of Hong Kong), the Fire Services Ordinance (Cap. 95 of the Laws of Hong Kong), the Fire Safety (Buildings) Ordinance (Cap. 572 of the Laws of Hong Kong), the Town Planning Ordinance (Cap. 131 of the Laws of Hong Kong) and environmental legislation) and any directives, directions, decrees, decisions, orders, demands, judgments, decisions, rulings, codes of practice, circulars, guidance notes or notices of or from any Government Authorities

“Listco”	VICTORY CITY INTERNATIONAL HOLDINGS LIMITED, a company incorporated in Bermuda, the shares of which are listed on the Main Board of the Stock Exchange (stock code: 539) and the indirect holding company of the Vendor

“Listing Rules”	The Rules Governing the Listing of Securities on the Stock Exchange

“Long Stop Date”	31 October 2019 (or such later date as the parties may agree in writing), being the date by which the Conditions Precedent are to be fulfilled (or insofar as any of them can be waived, waived in accordance with the terms of this Agreement)

“Mortgage”	the instrument (if any) by which the Property or any part thereof is charged in favour of the Mortgagee, brief particulars of which are set out in Schedule 4

“Mortgagee”	the person (if any) in whose favour the Property or any part thereof is charged under the Mortgage, whose brief particulars are set out in Schedule 4

“party” or “parties”	party or parties to this Agreement

“Property”	the property or properties forming the subject matter of this Agreement, brief particulars of which are set out in Schedule 2, the Workshop A of which is in this Agreement referred to as “Workshop A” and the Car Parking Spaces nos.P21, P22, P23 and P24 of which are in this Agreement referred to as “Car Parking Spaces”

“Purchase Price”	the amount set out in Part I of Schedule 3, which is the agreed consideration for the sale and purchase of the Property

“Purchaser’s Solicitors”	the firm of solicitors for the time being acting for the Purchaser in the purchase of the Property

“Special Conditions”	the special conditions set out in Schedule 6

“Stamp Duty Ordinance”	the Stamp Duty Ordinance (Cap.117 of the Laws of Hong Kong)

“Structures”	any structures, erections, walls, fences, partitions, works, alterations or additions exists in, on, at, within or appertain to the Property which are not in compliance with any or all of the Government Lease and the Laws

“Stock Exchange”	The Stock Exchange of Hong Kong Limited

“Vendor’s Solicitors”	the firm of solicitors for the time being acting for the Vendor in the sale of the Property

1.2	In this Agreement, unless the context otherwise requires:

(1)	words importing a gender shall include every gender;

(2)	references to the singular shall be deemed to include references to the plural and vice versa;

(3)	references to any person shall include an individual, firm, body corporate or unincorporate;

(4)	the headings contained in this Agreement are inserted for convenience and for reference only and in no way define, limit or describe the scope or the intent of any provision of this Agreement and shall be ignored in construing or interpreting this Agreement;

(5)	references to “Clauses”, “Sub-clauses” and the “Schedules” are to clauses and sub-clauses of and the schedules to this Agreement;

(6)	references to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time;

(7)	where any party comprises two or more persons, all obligations, agreements, covenants, and undertakings (implied or expressed) of that party shall be deemed to be made and given by such persons jointly and severally;

(8)	the Recitals (if any) and the Schedules form part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement; and

(9)	references to times of the day are, unless otherwise specified, to Hong Kong time.

2.	AGREEMENT TO SELL

2.1	On and subject to the terms and conditions of this Agreement, the Vendor agrees to sell and the Purchaser agrees to purchase the Property for the residue of the term of years created by the Government Lease.

2.2	The Vendor will only assign the Property to the Purchaser upon Completion but not to anyone else. Without limiting the generality of the foregoing the Purchaser shall not do or enter into agreement to do all or any of the following on or prior to Completion:

(1)	sub-sell the Property or any part thereof;

(2)	sell, transfer, assign or otherwise dispose of all or any of its right, title, benefit and interest of and in the Property or any part thereof comprised in this Agreement; or

(3)	nominate any other person to take up the assignment of the Property or any part thereof, notwithstanding any rule of law or equity to the contrary.

3.	PURCHASE PRICE

3.1	The consideration payable by the Purchaser for the purchase of the Property is in an amount of the Purchase Price.

3.2	The Purchaser shall pay and satisfy the Purchase Price to the Vendor at the times and in the manner specified in Part I of Schedule 3.

3.3	In respect of each payment of the Purchase Price or any part of it, the Purchaser shall deliver to the Vendor or the Vendor’s Solicitors on the date on which such payment is required to be made, one or more cashier order(s) issued by a licensed bank in Hong Kong and/or solicitors’ cheque(s) drawn on account of a licensed bank in Hong Kong (or in such other manner as the parties may agree) in favour of the Vendor (or as the Vendor or the Vendor’s Solicitors may direct in writing) for the relevant amount.

3.4	Both the Vendor and the Vendor’s Solicitors (as the Vendor hereby authorises) shall be entitled to require the Purchaser to:

(1)	effect payment of the Purchase Price (or any part of it) to such person or persons as the Vendor or the Vendor’s Solicitors may direct in writing; and

(2)	deliver to the Vendor or the Vendor’s Solicitors one or more cashier order(s) issued by a licensed bank in Hong Kong and/or solicitors’ cheque(s) drawn on account of a licensed bank in Hong Kong issued in favour of such person or persons for the relevant amount(s) so directed and a separate cashier order issued by a licensed bank in Hong Kong and/or solicitors’ cheque drawn on account of a licensed bank in Hong Kong in favour of the Vendor for the balance.

3.5	The Purchaser shall not be deemed to have discharged the obligation to make payment under this Agreement unless in making such payment, the Purchaser also complies with the provisions of this Clause.

4.	CONDITIONS PRECEDENT

4.1	This Agreement and the obligations of the parties to effect Completion are conditional upon fulfillment of the following conditions precedent:

(1)	(if necessary) the obtaining of the approval of the independent shareholders of Listco to this Agreement and the transactions contemplated hereunder in accordance with the Listing Rules;

(2)	(if necessary) Listco having obtained all other necessary approvals, consents, clearance and/or waiver as may be required under the Listing Rules and/or other applicable rules and regulations from the Stock Exchange or any other regulators in respect of the entering into and performance of this Agreement and the transactions contemplated hereunder; and

(3)	(if necessary) the obtaining of the approval of a special committee formed or to be formed by independent directors of Jerash Holdings.

4.2	The Vendor shall procure the fulfillment of the Conditions Precedent set out in Clause 4.1.(1) and (2). The Purchaser shall procure the fulfillment of the Conditions Precedent set out in Clause 4.1(3). None of the Conditions Precedent can be waived by any parties.

4.3	A party shall assist the other party by rendering all necessary assistance and providing all necessary information and documents as may be required for the purpose of procuring fulfillment of the Conditions Precedent.

4.4	If the Conditions Precedent shall not have been fulfilled in full before 5:00 p.m. on the Long Stop Date, all rights and obligations of the parties under this Agreement shall cease and terminate, save and except that the Vendor shall effect a full refund of-the Deposit but without interest, costs or compensation to Purchaser within five (5) Business Days after the Long Stop Date and no party shall have any claim against the other save for claim (if any) in respect of antecedent breach of this Agreement and if this Agreement shall have been registered at the Land Registry, the Vendor shall have the right to register at the Land Registry an instrument signed by the Vendor alone evidencing such determination and to vacate the registration of this Agreement.

5.	COMPLETION

5.1	Subject to fulfillment of the Conditions Precedent, Completion shall take place at the offices of the Vendor’s Solicitors on the Completion Date, which shall in no event be a day which is not a Business Day, when all the acts and requirements set out in Clauses 5.2 and 5.3 shall be complied with in full by the parties.

5.2	At Completion, the Purchaser shall:

(1)	make payment of the balance of the Purchase Price in accordance with the manner and within the times set out in Clause 3;

(2)	unless otherwise agreed by the parties in writing, make payment of all other moneys which the Purchaser has to effect payment upon Completion under the terms of this Agreement;

(3)	deliver to the Vendor’s Solicitors the assignment of the Property, which shall be in form and substance previously approved by the Vendor, duly executed by the Purchaser; and

(4)	in regard to Workshop A, either to execute a sub-deed of mutual covenant (“Sub-DMC”) regulating the rights and obligations of all the owners of the 19th Floor of the Building in such form as the Vendor may require or to take Workshop A subject to and together with the benefit of the Sub-DMC.

5.3	Against full performance and compliance of all acts and requirements set out in Clause 5.2 by the Purchaser, or where the parties have agreed on any applicable undertakings following performance and compliance of such acts and requirements and in compliance with the applicable undertakings, the Vendor and all other necessary parties (if any) will execute a proper assignment of the Property to the Purchaser subject as disclosed in this Agreement but otherwise free from encumbrances.

5.4	Completion shall take place between the hours of 9:30 a.m. and 5:00 p.m. on the Completion Date.

5.5	If the Completion Date, or the date stipulated for payment of any moneys or performance of any obligations in this Agreement, shall fall on a day which is not a Business Day, the Completion Date or such date for payment or performance (as the case may be) shall automatically be postponed to the next Business Day.

5.6	The Vendor and the Purchaser agree and authorise their respective solicitors to complete the transaction on the basis of solicitors’ undertakings in the form from time to time recommended by The Law Society of Hong Kong with such variations as they may agree.

6.	STATUS OF VENDOR

6.1	The Vendor shall on Completion assign the Property to the Purchaser in the capacity set out in Part I of Schedule 1.

7.	TITLE INSPECTION AND REQUISITIONS

7.1	Any requisitions or objections in respect of the title or otherwise shall be delivered in writing to the Vendor’s Solicitors within the time limit set out in Clause 7.2, otherwise the Purchaser shall conclusively be deemed to have waived his right to raise or insist on any such requisitions or objections and accepted the Vendor’s title (in which respect time shall be of the essence of this Agreement).

7.2	The time for delivery of the requisitions or objections referred to in Clause 7.1 is:

(1)	within 7 Business Days (including Saturdays) after the day of receipt by the Purchaser or the Purchaser’s Solicitors of the title documents of the Property; and

(2)	for further requisitions or objections in respect of title or otherwise, which arise upon the reply made by the Vendor’s Solicitors to any requisitions or objections raised by the Purchaser’s Solicitors, within 5 Business Days (including Saturdays) after the day of receipt of such reply by the Purchaser’s Solicitors.

7.3	If the Purchaser shall make and insist on any objections or requisitions as to title or any matter appearing on the title deeds or otherwise which the Vendor shall be unable or (on the grounds of difficulty, delay or expense or on any reasonable ground) unwilling to remove or comply with, or if the title of the Vendor shall be defective, the Vendor shall notwithstanding any previous negotiation or litigation be at liberty to cancel the sale on giving to the Purchaser or the Purchaser’s Solicitors seven (7) Business Days’ notice in writing to this effect, in which case unless the objections or requisitions shall have been in the meantime withdrawn by the Purchaser, the sale of the Property shall on the expiry of the notice be cancelled and the Purchaser shall be entitled to the return of the Deposit but without interest, cost or compensation and the parties shall at their own respective costs enter into and cause to be registered at the Land Registry an agreement for cancellation of this Agreement.

8.	TITLE AND TITLE DOCUMENTS

8.1	Subject to the Special Conditions, the Vendor shall give title to the Property in accordance with Section 13A of the CPO Ordinance. The Vendor shall show and prove his title to the Property in accordance with Section 13 of the CPO Ordinance.

8.2	The Vendor shall show and prove its title to the Property at the Vendor’s own expense and shall at the like expense produce to the Purchaser for his perusal such certified or attested copies of any deeds or documents of title and copies of matters of public record as may be necessary to prove title in accordance with Section 13 of the CPO Ordinance.

8.3	The costs of verifying the title by inspection and examination, including without limitation, search fees, shall be borne solely by the Purchaser who shall also, if the Purchaser requires certified copies of any documents of title in the Vendor’s possession relating to other property retained by the Vendor as well as to the Property, pay the cost of such certified copies.

8.4	Such of the documents of title as relate exclusively to the Property and are in the possession of the Vendor which are required for the purpose of giving title in accordance with Section 13A of the CPO Ordinance (collectively, the “Original Documents of Title”) shall be delivered to the Purchaser. All other documents of title in the possession of the Vendor shall be retained by the Vendor who shall, if so required on Completion, give to the Purchaser a covenant for safe custody, production and delivery of certified copies or copies of such documents of title, such covenant to be prepared by and at the expense of the Purchaser.

8.5	Notwithstanding the provisions relating to the production of title deeds and documents of title in Section 13 of the CPO Ordinance and anything contained in this Agreement or otherwise implied to the contrary, it is hereby expressly agreed by the parties that:

(1)	production of copies of documents of title other than the Original Documents of Title, which the Purchaser is entitled (collectively, the “Documents of Title”), coupled with an undertaking by the Vendor (or the Vendor’s Solicitors) to furnish certified or attested copies of the Documents of Title within 30 days after Completion, shall be a full and complete discharge of the Vendor’s obligation to produce the Documents of Title for the purpose of showing and proving title to the Property;

(2)	where copy of any document of title, which is registered with the Land Registry, cannot be obtained from or produced by the Land Registry, the Purchaser shall accept from the Vendor as conclusive proof of title, a certified copy of the related Memorial (whether with or without its annexure (if any)); and

(3)	the failure of the Vendor to furnish certified or attested copies of any of the Documents of Title to the Purchaser on or prior to Completion shall not by itself be a ground for delay of Completion by the Purchaser or be treated as or constitute a default or failure on the part of the Vendor to complete the sale and purchase in accordance with the terms of this Agreement.

9.	EASEMENTS, RIGHTS AND LIABILITIES

9.1	The Vendor warrants that the Property is not adversely affected by any easement, right, privilege or liability of which the Vendor is aware or could have ascertained on reasonable inquiry other than:

(1)	those disclosed in this Agreement; or

(2)	those of which the Purchaser is aware or could have ascertained on reasonable inspection of the Property.

9.2	Subject to Clause 9.1, the Property is sold subject to:

(1)	the exceptions, reservations, easements, rights, privileges, covenants, restrictions, terms and conditions contained in the Government Lease and the Deed of Mutual Covenant; and

(2)	all easements, rights, privileges and liabilities adversely or beneficially affecting it.

10.	DUE INSPECTION, PHYSICAL STATE AND CONDITION AND POSSESSION

10.1	The Purchaser hereby declares and confirms that he has or caused to be inspected the Property and the Furniture (if any) and is satisfied with the existing physical state and condition of the Property, all its fixtures, fittings and finishes and the Furniture (if any). The Purchaser acknowledges and confirms that he is fully aware that he is purchasing the Property in its present physical state and condition and agrees not to make any objection or requisition to or in connection with the physical state and condition of any part of the Property.

10.2	The Purchaser, being the current tenant of, inter alia, Workshop A, shall not require delivery of vacant possession of the Workshop A upon Completion. Upon Completion, the Vendor shall arrange delivery of vacant possession of the Car Parking Spaces.

10.3	The parties confirm that the Property is sold and purchased on an “as is” basis and in the physical state and condition as it stands. In particular and without limiting the generality of the foregoing, no warranty or representation is or has been given or made by the Vendor or the Vendor’s agents regarding:

(1)	the physical state and condition, quality or fitness of the fixtures, fittings and finishes, installation, appliances (if any) and the Furniture (if any) incorporated in the Property or the Building;

(2)	the physical state and condition or the legality of the user of the Property or the Building;

(3)	the area and delineation of the Property; and

(4)	the composition of the Property or of the Building or the nature or manner of their construction.

10.4	Immediately after the date of signing of the agreement specified in paragraph (f) of Schedule 5 or, if none, the date of signing of this Agreement, the Property and the Furniture (if any) shall as between the Vendor and the Purchaser be at the Purchaser’s risk. The Purchaser is hereby advised to take out proper insurance coverage on the Property for his own protection and benefit.

10.5	The Vendor does not warrant that any or any adequate policy of insurance exists relating to the Property or, if any such policy exists, that it will be renewed on expiration. The Vendor will not transfer the insurance policy (if any) on the Property or the benefit of such insurance policy to the Purchaser.

10.6	Subject to Completion, (1) the rental deposit in the sum of HK$239,080.00 less any deductions as may be made by the Vendor as landlord under the terms of the letting of, inter alia, Workshop A by the Vendor as landlord to the Purchaser as tenant shall be refunded to the Purchaser in accordance with the terms of the said letting; and (2) the tenancy agreement in respect of the said letting shall forthwith be terminated upon Completion save that the Vendor shall refund the rental deposit to the Purchaser as tenant as aforesaid.

11.	PROFITS, OUTGOINGS AND APPORTIONMENT

The rents and profits shall be received and all outgoings shall be discharged by the Vendor up to and inclusive of the Completion Date, and subject to Completion, as from but exclusive of that day, all profits shall be received and all outgoings shall be discharged by the Purchaser. All such rents, profits and outgoings shall, if necessary, be apportioned between the parties and paid on Completion.

11.2	On Completion, the Purchaser shall reimburse and pay to the Vendor all deposits and funds that are not refundable to the Vendor but are transferable to the new owner of the Property under the terms of the Deed of Mutual Covenant which are paid in respect of the Property and are being held by the manager appointed under the Deed of Mutual Covenant (or as the case may be, by the owners’ incorporation or by the management committee), upon production of evidence proving payments of such deposits and funds which is acceptable to the manager appointed under the Deed of Mutual Covenant or as the case may be, the owners’ incorporation or management committee, for the purpose of such transfer provided that if such transfer to the new owner shall be effected automatically upon change of ownership of the Property, no evidence proving payments of such deposits and/or funds will require to be provided by the Vendor.

12.	WARRANTIES AND UNDERTAKINGS

12.1	The Vendor gives no warranty as to whether the Property is included in any lay-out plans (draft or approved) under the Town Planning Ordinance (Cap.131 of the Laws of Hong Kong), the applications of any provisions or redevelopment restrictions under any Ordinances and related rules and regulations would affect the Property, its occupation, value, user or enjoyment. In respect of these, the Purchaser shall be responsible for making his own enquiry and investigation and shall raise no objection to or requisition on any of those matters. The Purchaser is bound to proceed to Completion notwithstanding that the Property is or may be included in or affected by any of such plans, provisions or restrictions.

12.2	The Vendor warrants that the Vendor has not received any notice under the Lands Resumption Ordinance (Cap. 124 of the Laws of Hong Kong) or the Mass Transit Railway (Land Resumption and Related Provisions) Ordinance (Cap. 276 of the Laws of Hong Kong) or the Roads (Works, Use and Compensation) Ordinance (Cap.370 of the Laws of Hong Kong) which relates to the resumption of the Property or any part of it, or any other notice of similar nature issued under other Ordinances. If any such notice existed prior to the date of this Agreement or if such notice shall be issued before the Completion Date, the Purchaser shall be entitled to rescind this Agreement by giving written notice to the Vendor to this effect before the Completion Date whereupon the Deposit shall forthwith upon written demand by the Purchaser be returned by the Vendor to the Purchaser in full but without any compensation, interest or costs and neither party shall have any claim against the other hereon and the parties shall at their own costs enter into and where applicable cause to be registered at the Land Registry an agreement for cancellation of this Agreement.

12.3	The Vendor warrants that the Vendor is the sole legal and beneficial owner of the Property and no other person (save for the Mortgagee (if any)) has any right or interest, whether legal or equitable, in the Property. In the event of the Vendor is unable to assign the Property free from any third party right or interest upon Completion, the Vendor shall forthwith return the Deposit to the Purchaser but without prejudice to the Purchaser’s right to claim against the Vendor for all losses and damages sustained by the Purchaser by reason of the Vendor’s failure and/or inability to complete the sale in accordance with the terms of this Agreement and it shall not be necessary for the Purchaser to tender an assignment of the Property to the Vendor for execution.

12.4	The Vendor undertakes to notify the Purchaser in writing upon receipt of the notices mentioned in Clauses 12.1 and 12.2.

12.5	The specified information required by Section 29B(1) of the Stamp Duty Ordinance is set out in Schedule 5. Each party warrants, represents to and undertakes with the other that such information is in all respects correct and accurate insofar as within the knowledge of such party. The parties agree and acknowledge that the information contained in paragraph (d) of Schedule 5 is included merely to comply with that Section 29B(1) and no warranty or representation, expressed or implied, is or has been given by the Vendor on the user of the Property.

12.6	In case the Property is subject to the Mortgage in favour of the Mortgagee, the Purchaser acknowledges and admits that the Purchaser is fully aware of and has been advised of the Property is subject to the Mortgage. The Vendor undertakes to obtain a discharge, release or reassignment of the Property from the Mortgage, which shall be dated no later than the actual day of Completion, or if the parties or their respective solicitors have agreed on any applicable undertakings on such discharge, release or reassignment, in accordance with the terms of the undertakings, so that the Purchaser or the Purchaser’s nominee or sub-purchaser can obtain the Property free from the Mortgage. If the discharge, release or reassignment of the Mortgage shall be executed by an attorney of the Mortgagee whose appointment was made more than 12 months prior to the date of execution of such discharge, release or reassignment, the Vendor shall at the Vendor’s own costs and expenses provide the Purchaser with either a statutory declaration made pursuant to Section 5(4)(b) of the Powers of Attorney Ordinance (Cap.3 1 of the Laws of Hong Kong), or a certified copy of the written confirmation from the Mortgagee confirming the non-revocation of the relevant power of attorney, within one month from the actual day of Completion.

13.	DEFAULT

13.1	Should the Purchaser fail to observe or comply with any of the terms and conditions of this Agreement (including without limitation any failure to pay the Purchase Price or any part of it in the manner, on the dates and within the time stipulated in this Agreement), the Deposit paid shall be absolutely forfeited to the Vendor who shall be at liberty if the Vendor sees fit without being obliged to tender an assignment to the Purchaser to determine this Agreement by giving notice of termination in writing to the Purchaser or the Purchaser’s Solicitors to such effect and the Vendor shall thereupon be entitled to re-enter upon the Property and repossess the same and the Furniture (if any) if possession shall have been given to the Purchaser free from any right or interest of the Purchaser therein.

13.2	Upon determination of this Agreement, the Vendor may resell the Property and the Furniture (if any), either as a whole or in lots, and either by public auction or by tender or by private contract, or partly by the one and partly by the other of such methods, subject to such stipulations as to title or otherwise as the Vendor may think fit and any increase in price on a resale shall belong to the Vendor. On a resale, any deficiency in price shall be made good and all expenses attending such resale shall be borne by the Purchaser and such deficiency and expenses shall be recoverable by the Vendor as and for liquidated damages. This clause shall not preclude or be deemed to preclude the Vendor from taking other steps or remedies (including obtaining a decree for specific performance of this Agreement) to enforce the Vendor’s rights whether under this Agreement or otherwise or prevent the Vendor from recovering, in addition to liquidated damages, damages representing interest paid or lost by the Vendor by reason of the Purchaser’s failure.

133	On the exercise of the Vendor’s right of determination pursuant to any provisions of this Agreement, the Vendor shall have the right, if this Agreement shall have been registered at the Land Registry, to register at the Land Registry an instrument signed by the Vendor alone evidencing such determination and to vacate the registration of this Agreement. On the signing of the said instrument by the Vendor, the Purchaser shall be deemed to have been divested of any interest in the Property and the Furniture (if any) under this Agreement. Upon registration of such an instrument in the Land Registry, a tenant, purchaser, mortgagee or any other person dealing with the Vendor shall not be bound to see or enquire whether the Vendor was entitled to determine this Agreement and so far as regards the safety and protection of such tenant, purchaser or mortgagee or any other person, this Agreement shall be deemed to have been duly terminated and the remedy (if any) of the Purchaser shall be against the Vendor in damages only.

13.4	In the event of the Vendor failing to complete the sale in accordance with the terms of this Agreement, all Deposits paid by the Purchaser to the Vendor pursuant to the terms of this Agreement shall be returned to the Purchaser but without prejudice to the right of the Purchaser to recover from the Vendor damages (if any) which the Purchaser may sustain by reason of the failure on the part of the Vendor to complete the sale and it shall not be necessary for the Purchaser to tender an assignment to the Vendor for execution before taking proceedings to enforce specific performance of this Agreement or for damages for breach of this Agreement.

13.5	Nothing in this Agreement shall be so construed as to prevent either the Vendor or the Purchaser from bringing an action and obtaining a decree for specific performance of this Agreement either in lieu of the aforesaid damages or in addition to such damages as the party bringing such action may have sustained by reason of the breach by the other party to this Agreement.

14.	STAMP DUTY, REGISTRATION FEES AND COSTS

14.1	The ad valorem stamp duty and registration fees payable on the prior agreement for sale (if any) made between the same parties in respect of the Property, this Agreement, any chargeable agreement for sale within the meaning of Section 29(A) of the Stamp Duty Ordinance in respect of the Property and the subsequent assignment made pursuant to this Agreement shall be borne and paid by the Purchaser absolutely. In the event of the consideration stated in any of those documents not being accepted by the Collector of Stamp Revenue as representing the true value of the Property, the excess stamp duty being charged in accordance with his valuation of the Property shall also be borne and paid by the Purchaser and the Purchaser shall indemnify and keep the Vendor fully indemnified in respect thereof. The provisions of this Clause shall survive Completion. The buyer’s stamp duty, if any, payable in respect of this Agreement and the subsequent assignment made pursuant to this Agreement under the Stamp Duty Ordinance shall be borne and paid by the Purchaser absolutely.

14.2	The Purchaser shall not less than 30 days from the date of this Agreement, provide the Vendor with evidence proving due payment of the ad valorem stamp duty and where applicable, the buyer’s stamp duty on this Agreement.

14.3	Each party shall bear its own solicitors’ costs and disbursements of and incidental to the preparation, approval, completion and registration of this Agreement and the subsequent assignment.

14.4	If the Purchaser shall require the Vendor to execute more than one deed of assignment in respect of the Property, the Purchaser shall on Completion pay the additional cost charged by the Vendor’s Solicitors for approving the additional deed or deeds.

14.5	Notwithstanding anything herein contained, it is hereby agreed by the parties that the costs for preparing all certified copies of title deeds and documents for the purpose of proving title in accordance with Section 13 of the CPO Ordinance shall be borne and paid by the Purchaser on Completion.

14.6	The Purchaser shall upon Completion reimburse the Vendor for all costs for the plans of Workshop A, if any, annexed to this Agreement and those to be annexed to the subsequent assignment of the Property.

14.7	The Purchaser shall upon Completion reimburse the Vendor for the costs incurred by the Vendor in the preparation and execution of the sub-DMC in an amount in proportion to the undivided shares of Workshop A bear to the total number of undivided shares of the whole of the 19th Floor of the Building.

15.	VENDOR’S SOLICITORS AGENCY

15.1	The Vendor declares that Chiu & Partners are the Vendor’s agent for the purposes of receiving all moneys payable to the Vendor pursuant to this Agreement, including the Deposit and any part of the Purchase Price. The Vendor further authorizes Chiu & Partners to apply such amount of the Purchase Price as may be necessary in or towards redemption of the Mortgage (if any) or other encumbrances of the Property.

15.2	The Vendor further declares that subject to compliance by the Purchaser of the provisions for the dates, times and manner of payment of the Purchase Price contained in this Agreement, the payment to Chiu & Partners as agent of any Deposit, instalments and the balance of the Purchase Price shall be a full and sufficient discharge of the Purchaser’s obligations under this Agreement in respect of that payment.

15.3	The Vendor may revoke the authority of Chiu & Partners as agent and appoint another solicitor as an agent in their place. No revocation of agency shall be valid unless it:

(1)	is in writing addressed to the Purchaser;

(2)	is delivered to the Purchaser care of the Purchaser’s Solicitors at least 7 clear days prior to Completion; and

(3)	specifically identifies this Agreement.

16.	IMPLIED CONDITIONS

16.1	The conditions set out in Part A of the Second Schedule to the CPO Ordinance shall not apply to this Agreement.

17.	TIME OF THE ESSENCE

17.1	Time shall in every respect be of the essence of this Agreement.

18.	SPECIAL CONDITIONS

18.1	The Special Conditions form part of this Agreement and shall prevail in the event of any inconsistency or conflict with the other terms and conditions of this Agreement.

19.	FULL AGREEMENT

19.1	This Agreement set out the full agreement between the parties and supersedes any other commitments, agreements, warranties or understandings, written or verbal, that the parties may have had with respect to the subject matter of this Agreement. Without prejudice to the generality of the foregoing and the warranties made or given in this Agreement, no warranties or representations, express or implied, of any kind other than those set out in this Agreement are or have been made or given by the Vendor or by any person on the Vendor’s behalf, and if any such warranties or representations, express or implied, has been made, they are withdrawn or deemed to have been withdrawn immediately before the signing of this Agreement.

19.2	Any variation to this Agreement shall be binding only if it is recorded in a document signed by the parties.

20.	THIRD PARTY RIGHTS

20.1	The parties do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong).

21.	CONFIDENTIALITY

21.1	Except as required by law, the Listing Rules or the Stock Exchange to which Listco is subject, the relevant listing rules of Nasdaq to which Jerash Holdings is subject, neither party shall make any public announcement or issue any circular or release or disclose any term of or information concerning this Agreement and the transactions herein referred to (save disclosure to its professional advisers under a duty of confidentiality or its directors, secretary and shareholders, or for giving effect to the provisions herein contained) without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

22.	NOTICES

22.1	Any notice, claim, demand, court process, document or other communication to be given under this Agreement (collectively “communication” in this Clause 22):

(1) shall be in writing in the English language;

(2) may be served or given to the addressee (or to the solicitors of the addressee if it is represented) either personally, or sent to the address below:

(a)	the address stated after its name in Schedule 1; or

(b)	the last address notified in writing with specific reference to this Agreement by the addressee (or its solicitors) to the addressor (or its solicitors); or

(c)	the address of its process agent as stated in this Agreement; and

(3) shall be served by the following means and the addressee of a communication shall be deemed to have received the same within the time stated adjacent to the relevant means of despatch:

Means of despatch	Time of deemed receipt

Personal delivery	at time of delivery

Local mail or courier	24 hours after despatch

Facsimile	on despatch

Air courier	3 days after despatch

Airmail	5 days after despatch

22.2	A communication served in accordance with Clause 22.1 shall be deemed to have been sufficiently served and in proving service and/or receipt of a communication, it shall be sufficient to prove that such communication was, as the case may be, left at the addressee’s address or that the envelope containing such communication was properly addressed and posted or despatched to the addressee’s address or that the communication was properly transmitted by facsimile to the addressee. A communication served by facsimile shall be deemed properly despatched on receipt of a satisfactory transmission report printed out by the sending facsimile machine. Any communication given under this Agreement outside working hours between 9:30 a.m. to 5:30 p.m. on a Business Day shall be deemed not to have been given until the start of the next period of working hours on the next Business Day.

22.3	Nothing in this Clause 22 shall preclude the service of communication or the proof of such service by any mode permitted by law.

23.	GOVERNING LAW

23.1	This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong and each of the parties hereby submit to the non-exclusive jurisdiction of the Hong Kong courts in connection herewith.

23.2	The submission to the non-exclusive jurisdiction of the Hong Kong courts shall not limit the right of any party to take any suit, action or proceeding against any of the other parties hereto in whatsoever jurisdictions shall to it seem fit nor shall the taking of any such suit, action or proceeding in any one or more jurisdictions preclude the taking of suit, action or proceeding in any other jurisdictions, whether concurrently or not.

AS WITNESS the hands of the parties the day and year first above written.

SCHEDULE I

PART I: The Vendor

Name	:	FORD GLORY INTERNATIONAL LIMITED
Registered Office	:	19th Floor, Ford Glory Plaza, 37-39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong
Business Registration number	:	20356702
Capacity	:	Beneficial owner

PART II: The Purchaser

Name	:	TREASURE SUCCESS INTERNATIONAL LIMITED
Registered Office	:	19th Floor, Ford Glory Plaza, 37-39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong
Business Registration number	:	66378944
Capacity	:	Sole owner

SCHEDULE 2

The Property :-

(1)	ALL THOSE 511 equal undivided parts or shares of and in ALL THOSE 1,038 equal undivided 30,000th parts or shares of and in ALL THOSE pieces or parcels of ground registered in the Land Registry as The Remaining Portion of New Kowloon Inland Lot No.2828, The Remaining Portion of Section A of New Kowloon Inland Lot No.2828 and The Remaining Portion of Subsection 2 of Section A of New Kowloon Inland Lot No.2828 (“Land”) And of and in the messuages, erections and building thereon and now known as “FORD GLORY PLAZA”, Kowloon, Hong Kong (“the Building”) TOGETHER with the sole and exclusive right and privilege to hold use occupy and enjoy ALL THAT WORKSHOP A on the 19TH FLOOR of the Building which is for the purpose of identification as shown on the floor plan annexed to this Agreement and thereon coloured Pink and marked “Workshop A”; and

(2)	ALL THOSE 44 equal undivided 30,000th parts or shares of and in the Lands and of and in the Building TOGETHER with the sole and exclusive right and privilege to hold use occupy and enjoy ALL THOSE CAR PARKING SPACES NOS.P21, P22, P23 and P24 on the 2ND FLOOR of the Building.

CHEDULE 3

PART I: Purchase Price and Manner of Payment

Purchase Price: HK$63,000,000 and shall be paid by the Purchaser to the Vendor in the following manner:-

(1)	HK$6,300,000	being deposit (and in part payment of the Purchase Price upon Completion) is to be paid by the Purchaser to the Vendor upon signing of this Agreement; and

(2)	HK$56,700,000	being balance of the Purchase Price is to be paid by the Purchaser to the Vendor on the Completion Date by no later than 5:00 p.m..

PART II: The Completion Date

The seventh Business Day after fulfillment of all the Conditions Precedent (or such other date as the parties may agree in writing).

SCHEDULE 4

The Mortgage:

None.

SCHEDULE 5

Matters required to be specified under Section 29B(5) of the Stamp Duty Ordinance:-

(a)	(1)	Name of the Vendor - see Part I of Schedule 1
		Address of the Vendor - see Part I of Schedule 1
	(2)	Name of the Purchaser - see Part II of Schedule 1
		Address of the Purchaser - see Part II of Schedule 1

(b)	(1)	Identification Number of the Vendor - see Part I of Schedule 1
	(2)	Identification Number of the Purchaser - see Part II of Schedule 1

(c)	Description and location of the Property - see Part I of the Schedule 2

(d)	The Property comprises non-residential property within the meaning of Section 29A(1) of the Stamp Duty Ordinance.

(e)	Date of this Agreement - see Page 1

(f)	The date of any preceding unwritten sale agreement or agreement for sale made between the same parties on the same terms: none

(g)	Agreed date for the conveyance on sale or assignment of the Property (as the case may be) see Part II of Schedule 3.

(h)	There is an agreed consideration for the conveyance on sale or assignment that is to, or may, take place pursuant to this Agreement and the amount of the consideration is set out in Part I of the Schedule 3.

(i)	Amount or value of any other consideration which the parties signing this Agreement know has been paid or given, or has been agreed to be paid or given, to any person for or in connection with this Agreement or any conveyance on sale or agreement pursuant to this Agreement (excluding legal expenses or agent commission): none

SCHEDULE 6

(“Special Conditions”)

(1)	The sale and purchase of the Property is subject to the Structures, if any.

(2)	The Purchaser agrees to purchase the Property and proceed to Completion subject to the Structures, if any and hereby waives all its rights in their entirety to make or otherwise raise requisitions or objections on the title to the Property in respect of or in connection with the Structures, if any and that the Vendor shall neither be under any obligation to take or effect any actions, rectification, removal, alteration, modification, demolition and/or reinstatement in respect of any of the Structures in any circumstances nor has any liability to bear the related costs and expenses in respect thereof, all of which obligations and liabilities shall be assumed and borne by the Purchaser solely and absolutely.

(3)	The Vendor reserves the right to revise the number of undivided shares allocated to Workshop A prior to Completion upon advice by its architect in accordance with, among others, the gross floor area of Workshop A.

The Vendor

SIGNED by Mr. Choi Lin Hung	)	For and on behalf of Ford Glory International Limited

for and on behalf of FORD GLORY	)
INTERNATIONAL LIMITED	)	/s/ Choi Lin Hung
in the presence of/whose	)
signature(s) is/are verified by :-)

The Purchaser

SIGNED by Mr. Ng Tsze Lun	)	For and on behalf of Treasure Success International Limited

for and on behalf of TREASURE	)
SUCCESS INTERNATIONAL LIMITED	)	/s/ Ng Tsze Lun
in the presence of/whose	)
signature(s) is/are verified by :-

RECEIVED on the day and year first above written of	)

and from the Purchaser the sum of DOLLARS SIX	)
MILLION AND THREE HUNDRED THOUSAND	)

Hong Kong Currency being the Deposit	)	HK$6,300,000

For and on behalf of the Vendor FORD GLORY
INTERNATIONAL LIMITED

/s/ Choi Lin Hung
Choi Lin Hung

19TH FLOOR	
WORKSHOP 'A'	
WORKSHOP 'B'	
WORKSHOP 'C'	
WORKSHOP 'D'	

COLOR CODE

- PINK
- Ⓨ YELLOW (COMMON AREA)

KING LAM STREET
WING HONG STREET

BLOCK PLAN
NOT TO SCALE

COMMON AREA Ⓨ
WORKSHOP 'D'
WORKSHOP'C'
WORKSHOPS'
Workshop A

19TH FLOOR PLAN
Scale 1:300

THIS PLAN IS FOR IDENTIFICATION ONLY

19/F, FORD GLORY PLAZA, NO. 37-39 WING HONG STREET
AND 72 KING LAM STREET, CHEUNG SHA WAN, KOWLOON
N.K.I.L. 2828 R.P., S.A.R.P., & S.A.S.S.2.R.P.

ALLOCATION OF UNDIVIDED SHARES

UNIT	SALEABLE AREA (APPROXIMATE)	UNDIVIDED SHARES
WORKSHOP ‘A’	365.593 SQ.M	511
WORKSHOP ‘B’	99.061 SQ.M	139
WORKSHOP ‘C’	96.159 SQ.M	134
WORKSHOP ‘D’	100.652 SQ.M	141
COMMON AREA	80.694 SQ.M	113
TOTAL	742.159 SQ.M	1038

FOR IDENTIFICATION ONLY

LEE SIU MAN, ERVIN
AUTHORIZED PERSON LIST 1 REGISTERED ARCHITECT